EXHIBIT 99
                                                                      ----------

                             JOINT FILER INFORMATION
                             -----------------------


Name:  City of London Investment Management Company Limited


Address:  10 Eastcheap
          London EC3M ILX, England


Designated Filer:                   City of London Investment Group PLC


Issuer and Ticker Symbol:           Korea Fund, Inc. ("KF")


Date of Event Requiring Statement:  November 18, 2006


Signature:                          City of London Investment Management Company
                                    Limited

                                    By: /S/ Barry Olliff
                                        ----------------------------------
                                    Name: Barry Olliff, Chief Investment Officer


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                             JOINT FILER INFORMATION
                             -----------------------


Name:  City of London Investment Management Company Limited


Address:  10 Eastcheap
          London EC3M ILX, England


Designated Filer:                   Investable Emerging Market Country Fund


Issuer and Ticker Symbol:           Korea Fund, Inc. ("KF")


Date of Event Requiring Statement:  November 18, 2006


Signature:                          City of London Investment Management Company
                                    Limited


                                    By: /S/ Barry Olliff
                                        ----------------------------------
                                    Name: Barry Olliff, Chief Investment Officer